As filed with the Securities and Exchange Commission on September 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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First Trust EXCHANGE-TRADED Fund III

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PRESS RELEASE

Source: First Trust Advisors L.P.

Board Approves New and Interim Investment Sub-Advisory Agreements for First Trust Horizon Managed Volatility Domestic ETF, First Trust Horizon Managed Volatility Developed International ETF and First Trust Horizon Managed Volatility Small/Mid ETF

WHEATON, IL – (BUSINESS WIRE) – September 16, 2021 – First Trust Advisors L.P. (“FTA”) announced today that, in light of the anticipated closing of the Transaction described below, the Board of Trustees (the “Board”) of First Trust Exchange-Traded Fund III (the “Trust”) voted to approve a new investment sub-advisory agreement with Horizon Investments, LLC (“Horizon”) for First Trust Horizon Managed Volatility Domestic ETF (NYSE Arca: HUSV), First Trust Horizon Managed Volatility Developed International ETF (NYSE Arca: HDMV) and First Trust Horizon Managed Volatility Small/Mid ETF (NYSE Arca: HSMV) (each a “Fund” and collectively, the “Funds”), subject to shareholder approval. Each Fund is an actively managed exchange-traded fund and a series of the Trust. Horizon, which has served as the investment sub-advisor to each Fund since its inception, has entered into an agreement pursuant to which ACP Horizon Holdings, L.P., an entity affiliated with Altamont Capital Partners, a private investment firm located in Palo Alto, California, will acquire a majority ownership interest in Horizon (the “Transaction”). Subject to satisfaction of certain conditions, the Transaction is expected to close in the fourth quarter of 2021 (the “Closing”).

The Closing may operate as an “assignment” (as defined in the Investment Company Act of 1940, as amended) of, for each Fund, the applicable existing investment sub-advisory agreement with Horizon (each a “Current Sub-Advisory Agreement” and collectively, the “Current Sub-Advisory Agreements”), which may result in the automatic termination of the Current Sub-Advisory Agreements in accordance with their respective terms. Therefore, in anticipation of the Closing, the Board approved a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) among the Trust, on behalf of each Fund, FTA and Horizon. The New Sub-Advisory Agreement will be submitted to shareholders of each Fund for approval at a joint special meeting of shareholders of the Funds that is expected to be held in the fourth quarter of 2021. There can be no assurance that the shareholders of a Fund will vote to approve the New Sub-Advisory Agreement for their Fund. In addition, to avoid any interruption of investment sub-advisory services for a Fund if the Closing occurs prior to receipt of shareholder approval of the New Sub-Advisory Agreement, the Board approved interim investment sub-advisory agreements with Horizon which would be effective upon the Closing and remain in effect for a maximum period of 150 days.

As the investment sub-advisor to the Funds, Horizon is responsible for the selection and ongoing monitoring of the securities in each Fund’s investment portfolio. The Transaction is not expected to impact the day-to-day operations of the Funds, and the portfolio managers of each Fund are expected to remain the same. Horizon was formed in 1995 and serves as investment advisor to investment portfolios with approximately $6.88 billion in assets which it managed as of June 30, 2021. Horizon provides investment advisory services to mutual funds, collective investment trusts, other investment advisory accounts, including separately managed accounts (SMAs), unified managed accounts (UMAs) and wrap platforms and ERISA and other retirement plan assets.

FTA is a federally registered investment advisor and serves as each Fund’s investment advisor. FTA and its affiliate, First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $213 billion as of August 31, 2021 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and SMAs. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of FTA and/or Horizon and their respective representatives, taking into account the information currently available to them. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, forward-looking statements include the use of words such as “anticipate,” “estimate,” “intend,” “expect,” “believe,” “plan,” “may,” “should,” “would” or other words that convey uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of a Fund to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When evaluating the information included in this press release, you are cautioned not to place undue reliance on these forward-looking statements, which reflect the judgment of FTA and/or Horizon and their respective representatives only as of the date hereof. No obligation will be undertaken to publicly revise or update these forward-looking statements to reflect events and circumstances that arise after the date hereof.

In connection with the solicitation of proxies to approve the New Sub-Advisory Agreement, the Trust will file a joint proxy statement on behalf of the Funds. Because the joint proxy statement will contain important information, each Fund’s shareholders are urged to read the joint proxy statement and accompanying materials carefully when they receive them. Each Fund’s shareholders will also be able to obtain copies of these documents, when available, by calling FTA toll-free at 800-621-1675. When filed with the Securities and Exchange Commission (the “SEC”), the joint proxy statement will be available free of charge at the SEC’s website, www.sec.gov. This press release does not constitute an offer to sell, nor a solicitation of an offer to buy, shares of any Fund, nor is it a solicitation of any proxy. The Trust, the Funds, FTA, Horizon and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders in connection with the matters described above. Information about the trustees and officers of the Trust may be found in the Funds’ annual reports previously filed with the SEC.

Each Fund’s daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com.

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First Trust Advisors L.P.

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